UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2022

Metacrine, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39512	47-2297384
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4225 Executive Square, Suite 600 San Diego, California	92037
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 369-7800

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	MTCR	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.02	Termination of a Material Definitive Agreement.

On December 23, 2022, Metacrine, Inc. (the “Company”) and Equillium, Inc. (“Equillium”) agreed to terminate that certain Agreement and Plan of Merger, dated as of September 6, 2022, as amended by Amendment No. 1 to Agreement and Plan of Merger, dated as of October 26, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among the Company, Equillium and the other parties thereto.

The Company and Equillium mutually agreed to terminate the Merger Agreement pursuant to Section 7.1 of the Merger Agreement.  In accordance with the Merger Agreement (i) the Merger Agreement, including all schedules, exhibits and all ancillary agreements thereto, were terminated effective as of December 23, 2022, (ii) the Company and Equillium mutually agreed to release each other from all known and unknown claims related thereto, and (iii) no termination fee will be payable by the Company or Equillium in connection with the termination of the Merger Agreement.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to the Current Report on Form 8-K, filed by the Company with the Securities and Exchange Commission on September 6, 2022.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company’s virtual special meeting of its stockholders (the “Virtual Special Meeting”), originally scheduled for December 20, 2022 at 9 a.m., Pacific time, was adjourned, without conducting any business except as described below, to 9:00 a.m., Pacific time on January 10, 2023.

The sole proposal presented at the Virtual Special Meeting was a proposal to adjourn the Virtual Special Meeting to a later date, if necessary, to solicit additional proxies. The Company’s stockholders approved the Adjournment Proposal. The voting results were as follows:

Votes For	Votes Against	Votes Abstained
11,861,459	9,728,042	245,883

The Virtual Special Meeting, as postponed to 9:00 a.m., Pacific time January 10, 2023 by the Adjournment Proposal, will no longer be held given the termination of the Merger Agreement.

Item 8.01.	Other Events.

On December 23, 2022, the Company issued a press release announcing the termination of the Merger Agreement. The press release is attached hereto as Exhibit 99.1, and is incorporated by reference into this Item 8.01.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated December 23, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Metacrine, Inc.

Date: December 23, 2022	By:	/s/ Michael York
Michael York
Chief Business Officer